Exhibit 99.3 RTS INVESTOR CORP. AND SUBSIDIARIES Condensed Consolidated Financial Statements As of and for three month period ended March 31, 2025

RTS INVESTOR CORP. AND SUBSIDIARIES Condensed Consolidated Statement of Financial Condition March 31, 2025 (Unaudited) 1 Assets Assets: Cash and short-term investments – unrestricted $ 77,522,387    Cash funds segregated or in separate accounts as required under federal and other regulations 974,955,405    Securities purchased under agreement to resell 2,409,019,304    Marketable securities: Firm owned 69,735,313    Customer segregated 2,250,266,689    Receivables from: Exchanges and clearing organizations 12,321,393    Brokers 231,812,744    Customers (less allowance for doubtful receivables of $516,187) 6,553,310    Guarantee deposits in clearing organizations 116,914,213    Exchange memberships, at cost (fair value of $8,476,850) 7,420,560    Property and leasehold improvements, net 18,909,924    Intangible assets, net of accumulated amortization 24,201,535    Goodwill 66,694,372    Deferred tax asset —     Other assets 56,110,151    Total assets $ 6,322,437,300    Liabilities and Stockholders' Equity Liabilities: Payables to customers $ 5,556,877,391    Payables to brokers 29,000,347    Payables to exchanges and clearing organizations —     Securities sold under agreement to repurchase —     Accounts payable and accrued expenses 68,278,742    Long-term loan agreements —     Deferred tax lability 16,047,296    Liabilities subordinated to claims of general creditors 138,290,000    Total liabilities 5,808,493,776    Stockholders' equity: Redeemable preferred, $0.01 par value. Authorized 100,000 shares; 34,501 issued and outsanding 345    Common stock, class 1, $0.01 par value. Authorized 5,000,000 shares; 950,006 issued and 949,678 outstanding shares 9,497    Common stock, class 2, $0.01 par value. Authorized 500,000 shares; 50,000 issued and 43,595 outstanding shares 436    Additional paid-in capital 734,370,423    Treasury stock, outstanding 6,732 shares, Common stock, class 1 and 2 (224,174)   Accumulated deficit (221,353,621)   Accumulated other comprehensive income 1,140,618    Total stockholder’s equity 513,943,524    Total liabilities and stockholders' equity $ 6,322,437,300    See accompanying notes to condensed consolidated financial statements.

RTS INVESTOR CORP. AND SUBSIDIARIES Condensed Consolidated Statement of Operations Three month period ended March 31, 2025 (Unaudited) 2 Revenues: Commissions and fees $ 157,682,328    Interest (net of interest rebated of $25,454,973) 37,556,923    Other income 3,088,830    Total revenues 198,328,081    Expenses: Commissions 78,973,336    Brokerage and exchange fees 45,941,843    Employee compensation and benefits 20,835,690    Interest 3,537,337    Depreciation and amortization 3,014,969    Communications 3,431,817    Professional fees 1,602,498    Occupancy 1,743,962    Software support and maintenance 2,860,805    Travel and entertainment 1,098,045    Other expenses 3,709,843    Total expenses 166,750,145    Income before change in value of marketable securities 31,577,936    Change in value of marketable securities and firm owned securities 14,176,676    Net income before income tax expense 45,754,612    Income tax expense 9,916,208    Net income $ 35,838,404    See accompanying notes to condensed consolidated financial statements.

RTS INVESTOR CORP. AND SUBSIDIARIES Condensed Consolidated Statement of Comprehensive Income Three month period ended March 31, 2025 (Unaudited) 3 Net income $ 35,838,404     Other comprehensive income: Foreign currency translation 1,067,705     Comprehensive income $ 36,906,109     See accompanying notes to condensed consolidated financial statements.

RTS INVESTOR CORP. AND SUBSIDIARIES

Condensed Consolidated Statement of Changes in Stockholders' Equity

Three month period ended March 31, 2025

(Unaudited)

	Redeemable Preferred shares	Amount	Common Class 1 shares	Amount	Common Class 2 shares	Amount	Additional paid-in capital	Treasury Class 1 and 2 shares	Treasury stock	Accumulated deficit	Accumulated other comprehensive income	Total stockholders' equity
Balance at December 31, 2024	34,501	345	949,678	9,497	43,595	436	734,370,423	6,732	(224,174)	(257,192,027)	72,915	477,037,415
Net income	—	—	—	—	—	—	—	—	—	35,838,404	—	35,838,404
Foreign currency translation	—	—	—	—	—	—	—	—	—	—	1,067,705	1,067,705
Balance at March 31, 2025	34,501	345	949,678	9,497	43,595	436	734,370,423	6,732	(224,174)	(221,353,623)	1,140,620	513,943,524

See accompanying notes to condensed consolidated financial statements.

4

RTS INVESTOR CORP. AND SUBSIDIARIES Condensed Consolidated Statement of Cash Flows Three month period ended March 31, 2025 (Unaudited) 5 Cash flows from operating activities: Net income $ 35,838,404    Adjustments to reconcile net income to net cash provided by/(used in) operating activities: Depreciation and amortization 3,014,969    Change in value of marketable securities (14,176,676)   Change in deferred tax asset/liability 8,966,845    Realized (gain)/loss on sale of securities —     Impairment of goodwill —     Changes in assets and liabilities: Securities purchased under agreement to resell (201,185,108)   Securities sold under agreement to repurchase (402,052,192)   Marketable securities (3,499,394)   Receivables from exchanges and clearing organizations 16,944,152    Receivables from brokers (63,364,246)   Receivables from customers 1,579,830    Other assets (5,779,704)   Guarantee deposits in clearing organizations 3,494,807    Payables to customers 509,786,579    Payables to brokers 726,259    Payables to exchanges and clearing organizations (536,123)   Accounts payable and accrued expenses (20,634,571)   Net cash (used in) operating activities (130,876,169)   Cash flows from investing activities: Purchase of property and leasehold improvements (2,772,430)   Net cash (used in) investing activities (2,772,430)   Cash flows from financing activities: Pay down of long-term credit facility, net —     Issuance of subordinated agreements —     Pay down of subordinated agreements (5,000,000)   Net cash (used in) financing activities (5,000,000)   Foreign currency translation 1,067,705    Net decrease in cash and short-term investments (137,580,894)   Cash and short-term investments at beginning of year 1,190,058,686    Cash and short-term investments – unrestricted 77,522,387    Cash funds segregated or in separate accounts as required 974,955,405    Cash and short-term investments at end of year $ 1,052,477,792    Supplemental cash flow and noncash disclosures: See accompanying notes to condensed consolidated financial statements.

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements Three month period ended March 31, 2025 (Unaudited) 6 (Continued) (1) General Information and Summary of Significant Accounting Policies RTS Investor Corp. (parent) is the Parent company of JVMC Holdings Corp. (JVMC), whose operating subsidiaries, collectively (the Company) are engaged in agency clearing and execution on the world’s. major futures and options exchanges, foreign exchange brokerage, and asset management. (a) Consolidated Interim Financials The condensed consolidated interim financial information does not represent complete financial statements and is to be read in conjunction with the Company’s annual financial statement audit, which was issued on April 14, 2025 and is as of and for the year end December 31, 2024. (b) Accounting Policies The Company follows the accounting standards set by the Financial Accounting Standards Board (FASB). The FASB sets U.S. generally accepted accounting principles (GAAP) that the Company follows to ensure consistent reporting of the condensed consolidated financial statements. (c) Use of Estimates The preparation of condensed consolidated financial statements in conformity with GAAP generally requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated statement of financial condition and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and will be reported in the condensed consolidated financial statements in the period the actual results are known or as estimates are changed. (d) Principles of Consolidation The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries as of and for the three month ended March 31, 2025. All material intercompany accounts and transactions have been eliminated in consolidation. (e) Cash Funds Segregated or in Separate Accounts as Required under Federal and Other Regulations Pursuant to the requirements of the Commodity Exchange Act (CEA), Commodity Futures & Securities Act (CFSA), and FCA regulations, funds deposited by customers relating to futures and option contracts in regulated commodities and investment activity must be carried in separate accounts that are designated as segregated customers’ or separately managed accounts, as applicable. Cash flows reflected in the condensed consolidated statement of cash flows do not differentiate cash flows of Company-owned assets from cash flows of customer segregated assets. See Note 8 for further discussion.

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements Three month period ended March 31, 2025 (Unaudited) 7 (Continued) (f) Receivable from and Payable to Customers Receivables from and payables to customers arise primarily from futures and options on futures transactions. Securities, primarily U.S. government obligations, owned by customers are held by the Company as collateral or as margin. These customer owned securities along with the fair value of customers’ and noncustomers’ options on futures contracts are not reflected in the condensed consolidated statement of financial condition. At March 31, 2025, the fair value of customer securities held that the Company is permitted by contract or custom to sell or repledge was $827 million, of which $111.6 million was deposited as margin with exchange clearing organizations and other FCMs, respectively. Additionally, RJOF writes options directly with external clients and offsets the risk with exchange traded products. At March 31, 2025, the fair value of these options was $8.9 million and reflected in payable to customers within the condensed consolidated statement of financial condition. (g) Foreign Currency Remeasurement and Translation The functional currencies of the Company’s international subsidiaries are the local currencies of the countries in which the subsidiaries are located. Foreign currency denominated assets and liabilities are translated into U.S. dollars using the exchange rates in effect at the condensed consolidated balance sheet date, except for certain nonmonetary balance sheet items which are remeasured at historical exchange rates. Results of operations and cash flows are translated using the exchange rate on the date the income/expense is recognized. The effect of exchange rate fluctuations on translation of assets and liabilities is included as a component of stockholders’ equity in accumulated other comprehensive income. Total gain from foreign currency transactions for the three month ended March 31, 2025 was $0.5 million and are included in other expenses. (h) Fair Value Measurement Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The investment assets and liabilities of the Company are measured and reported at fair value. See note 9, Fair Value Measurements, for further details regarding fair value measurement policies. (i) Derivative Transactions Futures, options, and forwards transactions and related revenues and expenses are recorded on the trade date. Other securities transactions and related revenues and expenses are recorded on the settlement date, which does not differ materially from the trade date.

RTS INVESTOR CORP. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
Three month period ended March 31, 2025
(Unaudited)

(j) Securities Purchased under Agreements to Resell

Transactions involving purchase of securities under agreements to resell, or reverse repurchase agreements (reverse repos), are accounted for as collateralized financings. These transactions are collateralized by U.S. government or U.S. agency securities and are recorded at their contractual resale amounts plus accrued interest, as specified in the respective agreements. Typically, the Company has rights of rehypothecation with respect to the securities collateral received. As of March 31, 2025, substantially all securities collateral received under reverse repurchase agreements has been delivered or repledged in connection with repurchase agreements. Also, the counterparty generally has rights of rehypothecation in connection with repurchase agreements.

It is the policy of the Company to obtain possession of collateral with a fair value equal to or in excess of the principal amount loaned under reverse repos. Collateral is valued daily, and the Company may require counterparties to deposit additional collateral when appropriate. Management believes that there is minimal mark-to-market risk given the nature of the collateral and the tenor of these agreements is overnight. The amount of securities purchased under agreements to resell was $2,409 million as of March 31, 2025. As of March 31, 2024, $106.5 million represents reverse repos held at exchanges and are included in guarantee deposits in clearing organizations on the condensed consolidated statement of financial condition. The fair market value of the collateral related to reverse repos as of March 31, 2025 is as follows:

		Fair Market Value	
Reverse Repo	Carrying Value	Total Available to be Pledged	Total Pledged
Securities purchased under agreement to resell (1)	$ 2,409,019,304	$ 2,113,681,140	$ 1,290,150,742
Guarantee deposits	106,546,289	106,546,289	106,546,289
	$ 2,515,565,593	$ 2,220,227,429	$ 1,396,697,031

(1) $295.5 million of securities purchased under agreement to resell is related to a tri-party reverse repo agreement whereby the collateral is not available to be pledged by the Company.

8 (Continued)

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements Three month period ended March 31, 2025 (Unaudited) 9 (Continued) (k) Revenue Recognition Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers defines how companies report revenues from contracts with customers and also requires certain enhanced disclosures. A significant portion of the Company’s revenue is interest income which is excluded from the scope of this new guidance. Included in commission revenue are fees for brokerage, exchange, clearing and other fees of $45.9 million for year ended March 31, 2025. Revenue from other sources primarily includes net interest income and other revenue. Receivables related to contracts with customers as of January 1, 2025, and March 31, 2025 were $14.3 million and $17.0 million, respectively. (l) Measurement of Credit Losses on Financial Instruments The Company has evaluated all receivable from customers in debit positions under CECL and determined an allowance of $0.5 million recorded in receivable from customers on the condensed consolidated statements of financial condition at March 31, 2025. The Company has evaluated all other financial assets measured at cost and determined no allowance for credit losses is necessary at March 31, 2025. (2) Exchange Memberships At March 31, 2025, the fair value of the firm’s exchange common stock not pledged for clearing purposes was $29.2 million. (3) Related-Party Transactions On March 3, 2025 the Company made the final payment of $13.2 million to fully repay a promissory note to a related party. Commission revenue $ 157,682,328    Facilities mgmt. income 291,481    Total revenue from contract with customers 157,973,809    Revenue from other sources 40,354,272    Total revenue $ 198,328,081    Revenue from Contracts with Customers

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements Three month period ended March 31, 2025 (Unaudited) 10 (Continued) (4) Goodwill and Other Intangible Assets Changes in the carrying amount of goodwill and intangible assets for the three months ended March 31, 2025 was as follows: The gross carrying amount and accumulated amortization as of March 31, 2025 relating to other intangible assets acquired as part of this transaction is as follows: Amortization expense for other intangible assets was $1.5 million for the three months ended March 31, 2025. Future estimated amortization expense for definite life intangible assets is as follows: (5) Contingent Liabilities The Company is a party to legal and regulatory actions relating to customers’ accounts and regulatory requirements as a normal part of carrying on its business. Management is of the opinion that resolution of these matters will not have a material adverse effect on the Company’s financial condition or continuing operations. January 1, March 31, 2025 2025 carrying 2025 2025 2025 carrying amount Additions amortization Impairment amount Customer relationships $ 9,550,219 $ — $ (1,548,684) $ — $ 8,001,535 Trademarks 16,200,000 — — — 16,200,000 Total intangible assets $ 25,750,219 $ — $ (1,548,684) $ — $ 24,201,535 Goodwill $ 66,694,372 $ — $ — $ — $ 66,694,372 Gross Carrying Amount $ 188,900,000 Accumulated Amortization (164,698,465) Net Book Value $ 24,201,535 Estimated expected amortization 2025 (remaining 9 months) 4,646,053 2026 3,355,482 Year ending March 31:

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements Three month period ended March 31, 2025 (Unaudited) 11 (Continued) (6) Liabilities Subordinated to Claims of General Creditors RJO enters into separate subordinated loan agreements (Agreements) with related parties, as well as other third party lenders which include certain customers of RJO. The Agreements have maturity dates of not less than one year from commencement. Under the terms of the Agreements, all borrowings bear interest, at the option of RJO, with reference to the base rate or adjusted SOFR, as defined in the Agreements. The average effective interest rate at March 31, 2025 was 9.3 percent. Interest expense incurred by RJO under the Agreements for the three months ended March 31, 2025 was $3.5 million. As of March 31, 2025, RJO had total outstanding subordinated loans of $1.9 million with related parties and $136.4 million with third party lenders. Included in the Agreements above, is a credit facility with a third-party lender which allows RJO to obtain additional subordinated loans upon notice. On February 28, 2025 the credit facility was extended and the amended borrow termination date is April 30, 2027. In addition, the facility increased in capacity from $130 million to $180 million. As of March 31, 2025, the Company had $111.5 million outstanding which is included in the total from third party lenders above. The Agreements are approved by RJO’s Designated Self-Regulatory Organization, the Chicago Mercantile Exchange Inc., and are available in computing net capital under the CFTC’s net capital rule. (7) Income Taxes The income tax provision for interim periods comprises income tax on ordinary income/(loss) at the most recent estimated annual effective income tax rate, adjusted for the income tax effect of discrete items. Management uses an estimated annual effective income tax rate based on the forecasted pretax income/(loss) and statutory tax rates in the various jurisdictions in which the Company operates. The effective tax rate as of March 31, 2025 was 23%. This rate is higher the federal statutory rate of 21% primarily due to state taxes. (8) Regulatory Requirements Pursuant to the rules, regulations, and requirements of the CFTC and the NFA, RJO is required to maintain a minimum net capital level equivalent to the greater of $5 million or the sum of 8 percent of customer and 8 percent of noncustomer risk maintenance margin requirement on all positions as these terms are defined. The regulations require a futures commission merchant, when calculating its minimum adjusted net capital requirement, to include a computation based on the risk maintenance margin levels of positions carried in customer and noncustomer accounts. The net capital and the related minimum net capital requirement of RJO at March 31, 2025 are as follows: Pursuant to requirements of the CEA, funds deposited by customers relating to futures contracts in regulated commodities must be carried in separate bank or custody accounts, which are designated as segregated customers’ funds (segregated) or customer secured CEA Section 30.7 funds (secured). As of March 31, 2025, funds deposited for the benefit of segregated and secured customers were $5,983.9 million and $246.1 million, respectively. In addition, as of March 31, 2025, the segregated and secured requirements were RJO's adjusted net capital $ 373,920,414 Minimum net capital requirement 255,595,273 Excess net capital $ 118,325,141

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements Three month period ended March 31, 2025 (Unaudited) 12 (Continued) $5,690.7 million and $212.3 million, respectively, which resulted in segregated and secured requirement excess amounts of $293.2 million and $33.8 million, respectively. Certain other subsidiaries of the Company are also required to maintain certain minimum levels of regulatory capital pursuant to the applicable regulatory frameworks within which they operate. At March 31, 2025, management believes that they were in compliance with such capital requirements. (9) Fair Value Measurements Fair Value Measurements on a Recurring Basis U.S. government securities, commodity futures, and options are reported at fair value in the condensed consolidated statement of financial condition. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements and disclosures include a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements), then to inputs that are observable for the asset or liability, either directly or indirectly (Level 2 measurements) and the lowest priority to unobservable inputs for the asset or liability that rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (Level 3 measurements). A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. U.S. government and U.S. agency securities and other cash investments that trade in active markets and are valued using quoted market prices with reasonable levels of price transparency are classified within Level 1 of the fair value hierarchy. Instruments that are not actively traded and are valued based on quoted prices in markets or by reference to broker or dealer quotations are generally classified within Level 2 of the fair value hierarchy. Exchange-traded futures and options contracts are categorized within Level 1 of the fair value hierarchy, as they are deemed to be actively traded. The positions the Company carries are valued based on quoted prices from the respective exchange they are traded at and are categorized in Level 1 of the fair value hierarchy. Bilateral option contracts are categorized as Level 2.

RTS INVESTOR CORP. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
Three month period ended March 31, 2025
(Unaudited)

The following table presents the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of March 31, 2025:

	As of March 31, 2025			
	Total	Level 1	Level 2	Level 3
Assets				
Marketable securities (1):				
U.S. government obligations	$ 1,157,863,291	$ 1,157,863,291	$ —	$ —
U.S. Agencies	1,054,937,111	—	1,054,937,111	—
Equity securities (2)	29,154,785	29,154,785	—	—
Money market funds (3)	32,161,054	32,161,054	—	—
Commercial paper (3)	1,150,943	1,150,943	—	—
Unrealized loss on future contracts (4)	182,554,588	182,554,588	—	—
Total	$ 2,457,821,772	$ 1,402,884,661	$ 1,054,937,111	$ —
Liabilities				
Unrealized loss on futures contracts (4)	$ 155,293,817	$ 155,293,817	$ —	$ —
Option contracts (5)	8,859,069	—	8,859,069	—
Total	$ 164,152,886	$ 155,293,817	$ 8,859,069	$ —

(1) Securities issued by the U.S. government or U.S. agency securities are included within marketable securities on the condensed consolidated statements of financial condition.

(2) Equity securities included within marketable securities on the condensed consolidated statements of financial condition.

(3) Money market funds and commercial paper are included within cash and short term investments on the condensed consolidated statements of financial condition.

(4) Customer unrealized loss on open futures positions, included within receivables from exchanges and clearing organizations, receivables from brokers, and payable to customers on the condensed consolidated statements of financial condition.

(5) Option value on structured over the counter contracts included within payable to customers on the condensed consolidated statements of financial condition.

As of March 31, 2025, R.J. O'Brien & Associates Canada, Inc. held a federal home loan bond in the amount of $10 million that it will hold to maturity. The balance is included in marketable securities customer segregated. RJOC records the bond at amortized cost. The fair market value on the bond was $9.8 million as of March 31, 2025. RJOC has the intent and the ability to hold the bond to maturity.

13 (Continued)

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements Three month period ended March 31, 2025 (Unaudited) 14 (10) Subsequent Events The Company considered events and transactions through June 18, 2025 in evaluating subsequent events that may require changes to amounts reported or disclosed in the condensed consolidated financial statements. On April 14, 2025, the Company entered into a definitive agreement to be acquired by StoneX Group Inc. (NASDAQ: SNEX) (“StoneX”) for an equity value of approximately $900 million. The purchase price will be paid in a combination of cash and shares of StoneX common stock. StoneX will also assume up to $143 million of RJO debt.